Exhibit 10.2

September 28, 2011

Larry Potts

Vice President, Chief Compliance Officer & Director Corporate Security

Scientific Games Corporation

750 Lexington Avenue, 25th Floor

New York, New York

Dear Larry:

This letter will confirm certain modifications to your Employment Agreement dated as of January 1, 2006 (executed August 2, 2006), as amended by letter agreement October 2, 2008 and December 30, 2008 (collectively “Agreement”).

With regard to Section 1 of your Agreement, the term will be extended from December 31, 2011 to December 31, 2013.

In addition, this letter will confirm that effective November 1, 2011, you will no longer be assigned to the New York office as a primary place of employment.  Rather, your primary place of assignment will be Leesburg Virginia.  No other changes in your Agreement are anticipated at this time.  If these changes are agreeable, please sign an acknowledgement copy and return to me.

Scientific Games Corporation

By:	/s/ Jack Sarno
Name:	Jack Sarno
Title:	Deputy General Counsel and Assistant Secretary

Acknowledged this 28th day of September, 2011

/s/ Larry Potts
Larry Potts